ABOUT ELAINE

Elaine Wynn has more than 40 years of gaming and hospitality experience. Together with her ex-husband Steve Wynn, she has worked to create one of the premiere resort and gaming companies in the world, Wynn Resorts, and has helped build it into the nearly $13 billion global enterprise it is today. During her tenure as a director at Wynn Resorts, Elaine has managed and contributed to marketing and advertising, retail vendor relationships, lifestyle brand development, event management and other programs. She has served on the Company's Board of Directors since 2002 and owns a roughly 9.4% interest in the company.

Elaine is also an influential philanthropist and community leader. In 2013 she became the president of the Nevada State Board of Education. She is the founding chairman of Communities In Schools of Nevada, the current Chairman of the national board of Communities In Schools, a Trustee of the Kennedy Center for the Performing Arts, a board member of the Los Angeles County Museum of Art, and a board member of the Library of Congress Trust Fund. Elaine has been awarded the Governor's Philanthropist of the Year Award and The National Child Labor Committee's Lewis Hine Award for Service to Children and Youth.

Elaine holds a Bachelor's degree in political science from George Washington University and was awarded an honorary doctorate from the University of Nevada, Las Vegas.

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ELAINE Wynn.

RE-ELECT
the **co-founder**, **industry veteran** and **independent voice** to the Wynn Resorts Board.

VOTING INFORMATION

As co-founder of Wynn Resorts, third largest stockholder and Board member since its inception in 2002, I firmly believe that different perspectives and constructive dialogue are the hallmarks of a healthy Board. I believe the recent action of the Wynn Board to exclude my diverse and knowledgeable voice from the boardroom defies the best interests of our Company and its stockholders.

We, the owners of Wynn Resorts, deserve better. This is a company that I helped create, that I know and deeply love, and most importantly, that I believe in. **As the most qualified candidate standing for re-election to the Board**, I'm asking for your support to be the steward of OUR company in the future.


Wynn

WHY ELAINE

About Elaine

Elaine Wynn has more than 40 years of gaming and hospitality experience. Together with her ex-husband Steve Wynn, she has worked to create one of the premiere resort and gaming companies in the world, Wynn Resorts, and has helped build it into the $13 billion global enterprise it is today.

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WHY ELAINE

VOTING INFORMATION

Elaine has played an integral role in the success of Wynn Resorts since its inception

✔ **Vision, Creativity, Entrepreneurship and Dedication.**
Wynn Resorts is a reflection of Elaine's continuous vision, implemented through creativity, entrepreneurship and dedication.

✔ **Experience.**
As co-founder, Elaine's contributions have included developing the brand globally, participating in major strategic, personnel and expansion decisions, fostering relationships with key investors and partners, and holding members of management accountable for operational performance.

✔ **Commitment to Service Excellence.**
Elaine's work to make the Wynn brand synonymous with high-quality and to champion its commitment to service excellence has, in her view, helped Wynn Resorts be recognized as the top-rated gaming company in Entrepreneur's "Top 120 Most Trusted Brands in America ®", the only resort company among Forbes' America's 100 Most Trustworthy Companies ® and as the best place to work in Las Vegas according to the Las Vegas Review-Journal's Top Workplaces Survey.

✔ **Knowledge.**
Aside from Steve, Elaine believes that there is no one else remaining at a management level at the company or on the Board who is more knowledgeable about Wynn Resorts' history, its operations, its customers or its award-winning staff than she is.

Elaine is a strong and diverse voice on the Wynn Resorts Board of Directors

✔ **History.**
Due to Elaine's deep knowledge of the company, her understanding of its operations, and her connection to and history with the brand, she believes she has a sound basis to evaluate and comment knowledgeably upon proposals that come to the Board from management.

✔ **Unique Perspective.**
Her rich experience with the Company and the brand gives her a unique perspective and basis to question management where appropriate, to anticipate consequences, and to provide needed perspective.

Elaine is the third largest stockholder of the company, and her interests are therefore inextricably aligned with her fellow stockholders, a fact that she has no plans to change

- **Prioritizes Interest of Stockholders.**
  Elaine examines proposals with a close eye, asking key questions and viewing every Board decision through the lens of generating overall stockholder value.

- **Unrivaled Dedication.**
  Her service to the Board is a labor of love, which is demonstrated in her pure, vested interest in the Company's success.

Elaine provides a diverse and unfettered perspective

- **Female Representation.**
  She currently serves as the only woman on the Board and believes her voice adds the much needed representation for the viewpoints of women, who comprise an important and influential segment of Wynn Resorts' consumer base.

- **Unique Voice.**
  The Board continues to move towards homogeneity. Worryingly, as a Board completely devoid of diversity, Elaine believes it will be ill-equipped to identify, attract and vet diverse candidates.

Elaine believes that her decades of civic engagement in local and national leadership positions outside of Wynn Resorts add a unique perspective to the Board

- **Board and Leadership Experience.**
  Elaine serves on the Board of another public corporation and has held leadership positions at a number of organizations.

- **Commitment to Civic Duties.**
  In her view, Elaine's extensive work in the nonprofit sector has positioned her as an ambassador for the company outside the boardroom, helping build a legacy of leadership in the Las Vegas community.

ELAINE Wynn.

STOCKHOLDER INFORMATION

VOTING INFORMATION

Please click below to view or download these documents.

Elaine Wynn – Fight Letter

Schedule 14A – SEC Proxy Statement

IMPORTANT INFORMATION: SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND, AS THEY BECOME AVAILABLE, OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MS. WYNN FROM THE STOCKHOLDERS OF WYNN RESORTS, LIMITED BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE MATERIALS AND OTHER MATERIALS FILED BY MS. WYNN IN CONNECTION WITH HER PROXY SOLICITATION WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY MS. WYNN WITH THE SECURITIES AND EXCHANGE COMMISSION WILL ALSO BE AVAILABLE, WITHOUT CHARGE, BY DIRECTING A REQUEST TO MS. WYNN'S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER (877) 629-6355 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

ELAINE Wynn

RE-ELECT

the **co-founder**, **industry veteran** and **independent voice** to the Wynn Resorts Board.

VOTING INFORMATION

If you wish to support Elaine's campaign, please use the **GOLD** proxy card or voting instructions you have or will receive in the mail. You can vote by returning your proxy card or instruction form physically or by voting online or by telephone. If you have any questions about how to vote, please contact Okapi Partners LLC, which is Elaine's proxy solicitor. They can be reached at info@okapipartners.com, (212) 297-0720 or toll-free at (877) 629-6355.

Vote Today!

Elaine Wynn urges all stockholders to vote your GOLD proxy card today.

Vote by Telephone

Please call the telephone number specified on your **GOLD** proxy card or instruction form from a touch-tone phone and follow the simple instructions. You will be required to provide the unique Control Number printed on your **GOLD** proxy card or instruction form.

Vote by Internet

Please access the website specified on your **GOLD** proxy card or instruction form and follow the simple instructions. You will be required to provide the unique Control Number printed on your **GOLD** proxy card or instruction form.

Vote by Mail

If you do not wish to vote by telephone or over the internet, please simply complete, sign, date and return the **GOLD** proxy card or voting instruction form in the postage-paid envelope provided.

If you need additional assistance voting, please contact Elaine's proxy solicitor, Okapi Partners, at:

(212) 297-0720

Toll Free: (877) 629-6355

Email: info@okapipartners.com

THANK YOU FOR YOUR SUPPORT.

ELAINE Wynn

RE-ELECT

the **co-founder**, **industry veteran** and **independent voice** to the Wynn Resorts Board.

VOTING INFORMATION

This website has been created to extend the courtesy of communicating with stockholders of Wynn Resorts, Limited. I encourage you to review the site thoroughly and regularly in order to remain knowledgeable about this campaign and how, by continuing to be a Board member, I can enhance the value of your shares. Please feel free to share your thoughts with me directly by filling out the form below.

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If you need additional assistance voting, please contact our proxy solicitor, Okapi Partners, at:

(212) 297-0720
Toll Free: (877) 629-6355
Email: info@okapipartners.com

THANK YOU FOR YOUR SUPPORT.